UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2025

Bolt Projects Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447 San Francisco, CA	94114
(Address of principal executive offices)	(Zip Code)

(415) 325-5912

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BSLK	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50	BSLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On February 14, 2025, Bolt Projects Holdings, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Golden Arrow Sponsor, LLC and its subsidiaries and affiliates (collectively, “Golden Arrow”). The Company currently owes approximately $2.9 million in excise tax liability (the “Excise Tax Liability”) pursuant to Section 4501 of the Internal Revenue Code for redemptions of shares of Golden Arrow Merger Corp.’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) in 2023 by the stockholders of Golden Arrow Merger Corp. prior to the consummations of the transactions contemplated by the business combination agreement by and among, Golden Arrow Merger Corp., Bolt Threads, Inc. and Beam Merger Sub, Inc. on August 12, 2024 (the “Business Combination”). The Company has proposed to the Internal Revenue Service (“IRS”) a payment plan whereby the Company would be permitted to pay the Excise Tax Liability over a series of payments over time (the “Payment Plan”).

Pursuant to the Settlement Agreement, Golden Arrow shall (i) use its commercially reasonable efforts to provide or organize financing for the Company in an amount of $10 million to close by August 13, 2025 (the “Financing”) and (ii) (a) in the event that the IRS grants the Payment Plan, Golden Arrow shall pay to the Company 75% of the total amount of each payment due to the IRS thereunder no less than 7 calendar days prior to the due date for each payment (the “Golden Arrow Payment Contribution”) or (b) in the event the IRS denies the Company’s request for a Payment Plan, Golden Arrow shall either (A) close the Financing by August 13, 2025 or (B) pay to the Company 75% of the total amount of the then-outstanding Excise Tax Liability as well as all accrued interest on the entire Excise Tax Liability on August 13, 2025. The Golden Arrow Payment Contribution will continue until the earlier of (i) an aggregate amount of at least $6 million of Financing is successfully closed or (ii) the Excise Tax Liability is fully paid. Notwithstanding the foregoing, Golden Arrow’s payments shall be capped at, and shall not exceed, the total amount Golden Arrow received from selling 50% of the shares of the Company’s common stock, par value $0.0001 per share (the “common stock”) held by Golden Arrow on February 14, 2025.

The foregoing description of the Settlement Agreement does not purport to be a complete description of the Settlement Agreement and is qualified in its entirety by reference to the complete text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Exchange Agreement

As partial consideration for entering into the Settlement Agreement, the Company and Golden Arrow have agreed to exchange 5,000,000 private placement warrants (the “Old Warrants”) to purchase an equal number of shares of the Company’s common stock that are governed by the terms of the Company’s warrant agreement, dated March 16, 2021 (the “Existing Warrant Agreement”) for a warrant to purchase 5,000,000 shares of common stock (the “Warrant”) at an exercise price of $0.50 per share, the average closing price of the Company’s common stock on the five trading days immediately preceding the Company’s entry into the Purchase Agreement. The Warrant will be exercisable immediately upon issuance and will terminate on the fifth anniversary of the issuance date.

If, for any consecutive ten trading day period while the Warrant is outstanding, the closing price of the Company’s common stock is equal to or greater than $0.85 (the “Forced Exercise Triggering Event”), then the Company shall have the right, in its sole discretion and upon written notice given at any time within 20 days of the initial occurrence of the Forced Exercise Triggering Event (the “Forced Exercise Notice”) delivered to the holder of the Warrant, to force the Holder to cash exercise the Warrant with respect to the number of shares of common stock that represents up to the lesser of (i) 2,500,000 shares of common stock or (ii) the unexercised portion of the Warrant.

The Company will issue the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends will be affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent).

The Exchange Agreement contains customary representations, warranties and covenants of the Company and Golden Arrow. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Exchange Agreement and Warrant does not purport to be complete descriptions of the Exchange Agreement or Warrant and is qualified in its entirety by reference to the complete texts of the Exchange Agreement and form of Warrant, copies of which are filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As described under Item 5.02 of this Current Report on Form 8-K, on February 13, 2025, Steven Klosk resigned as a member of the audit committee of the Board effective as of that date, resulting in there being two members of the audit committee (the “Vacancy”). Nasdaq Stock Market LLC Listing Rule 5605(c)(2)(A) requires that the Company have an audit committee composed of at least three members that satisfy certain criteria for service on the committee. On February 14, 2025, the Company notified Nasdaq of its non-compliance with Nasdaq Rule 5605(c)(2)(A) as a result of the Vacancy and its intent to rely on the cure period provided to the Company by Nasdaq Rule 5605(c)(4)(B). The Company intends to appoint to the audit committee a third director who satisfies the criteria for service on the audit committee no later than 180 days after the effectiveness of Mr. Klosk’s resignation.

Item 3.02 Unregistered Sales of Equity Securities.

The information above under Item 1.01 under the caption “Exchange Agreement” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 13, 2025, Steven Klosk notified the Company of his resignation as a member of the Board and the audit committee of the Board, effective as of that date. Mr. Klosk’s resignation was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement, dated February 14, 2025, between the Registrant and Golden Arrow Sponsor LLC
10.2	Exchange Agreement, dated February 14, 2025, by and between the Registrant and Golden Arrow Sponsor LLC (including form of Warrant)
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT PROJECTS HOLDINGS, INC.

Date: February 14, 2025	By:	/s/ Daniel Widmaier
	Name:	Daniel Widmaier
	Title:	Chief Executive Officer

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